Exhibit 10.1

THIRD AMENDMENT TO FORBEARANCE AGREEMENT

This THIRD AMENDMENT TO FORBEARANCE AGREEMENT (this “Amendment”), dated July 29, 2016, is by and among ENERJEX RESOURCES, INC., a Nevada corporation (“Parent”), ENERJEX KANSAS, INC. (f/k/a Midwest Energy, Inc.), a Nevada corporation (“EnerJex Kansas”), WORKING INTEREST, LLC, a Kansas limited liability company (“Working Interest”), BLACK SABLE ENERGY, LLC, a Texas limited liability company (“Black Sable”), BLACK RAVEN ENERGY, INC., a Nevada corporation (“Black Raven”), ADENA, LLC, a Colorado limited liability company (“Adena”; together with Parent, EnerJex Kansas, Working Interest, Black Sable and Black Raven, collectively, “Borrowers” and each, a “Borrower”), and TEXAS CAPITAL BANK, N.A., a national banking association, as a Bank, L/C Issuer and Administrative Agent (in such latter capacity and together with its successors and permitted assigns in such capacity the “Administrative Agent”), and the several banks and financial institutions from time to time parties to the Credit Agreement, as defined below (the “Banks”). Terms defined in the Forbearance Agreement between the Administrative Agent, the Banks, and the Borrowers dated April 4, 2016, (the “Forbearance Agreement”), are used herein as therein defined, unless otherwise defined herein or the context otherwise requires.

R E C I T A L S:

WHEREAS, the Borrowers have requested that the Banks extend the Forbearance Period of the Forbearance Agreement;

WHEREAS, Events of Default exist under the Credit Agreement and are not being satisfied or waived by this Amendment; and

WHEREAS, the Lenders are willing to extend the Forbearance Period of the Forbearance Agreement under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Administrative Agent and the Banks agree as follows:

1. Additional Definitions. The following definition is hereby added to Section 10.1 of the Credit Agreement as follows:

“Third Amendment to Forbearance Agreement” means the Third Amendment to Forbearance Agreement dated July 29, 2016, between Administrative Agent, the Banks, and the Borrowers, amending the Forbearance Agreement.

2. Amended Definitions. The following definition in Section 10.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Termination Event” means the earliest to occur of: (i) October 1, 2016, (ii) the occurrence of a Non-Forbearance Default, (iii) any of the Borrowers has violated or failed to satisfy any provision of the Forbearance Agreement within the time limitations set forth in the Forbearance Agreement, time being of the essence in the performance by the Borrowers of their obligations under each Section of the Forbearance Agreement, (iv) any representation, warranty, certification or statement made or deemed to have been made by or on behalf of the Borrowers in connection with the Forbearance Agreement, was incorrect in any material respect when made in the reasonable judgment of the Administrative Agent, (v) any of the Borrowers or any Person representing any of them shall deny (a) the liability of any of the Borrowers under any Loan Document or (b) the enforceability of any provision of any Loan Document or the Forbearance Agreement, (vi) the failure of any of the Borrowers to immediately deposit any payments or revenues received by it into the TCB Accounts, (vii) the occurrence of any event described in Section 9.01(f) of the Credit Agreement, or (viii) the commencement by any Person, other than the Administrative Agent or the Banks, of any action or proceeding against any of the Borrowers, including a suit or other action (other than routine notices of Lien filings) to enforce any Liens against any Oil and Gas Properties or other assets of any of the Borrowers.

3. Representations. To induce the Administrative Agent and the Banks to enter into this Amendment, each of the Borrowers represents and warrants to the Administrative Agent and the Banks as follows with the intention that the Administrative Agent and the Banks shall rely thereon without any investigation or verification thereof by the Administrative Agent, the Banks or their respective counsel:

3.1 Execution of Agreement. This Amendment has been duly executed and delivered by or on behalf of each of the Borrowers.

3.2 Authorized Action. The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate or company action of the respective Borrowers. Each of the Borrowers are duly organized, validly existing and in good standing in their respective states of organization.

3.3 No Violation of Law. The consummation of this Amendment does not violate any Laws applicable to any of the Borrowers.

3.4 Other Funds. None of the Borrowers (i) has any other funds on deposit at any financial institution other than Texas Capital Bank, N.A. or (ii) owns any marketable securities (other than securities issued by Oakridge Energy, Inc.) or other liquid assets.

3.5 Non-Forbearance Defaults. No Non-Forbearance Defaults exist.

4. Certain Covenants.

4.1 Capital Expenditures. During the period from July 11, 2016 through August 31, 2016, the Borrowers shall be limited to capital expenditures of no more than $662,309, which capital expenditures shall be incurred (i) in bringing production back online and (ii) in accordance with the Borrowers’ projections sent to the Administrative Agent on Friday, May 27, 2016.

4.2 Principal Payments. The Borrowers shall make a payment of $75,000 to the Administrative Agent in immediately available funds for application to the principal of the Notes in accordance with the Credit Agreement on the date of execution of this Amendment.

4.3 Payment of Banks’ Legal Fees. The Borrowers shall pay to the Administrative Agent on the date of execution of this Amendment, the estimated legal fees and expenses of counsel to each Bank incurred to the date of execution and delivery of this Amendment if the Borrowers have been advised of the amount hereof.

5. Notices. Notices to any party hereunder shall be given in accordance with Section 10.02 of the Credit Agreement, at the addresses set forth on the signatures pages hereto, except that any notice to the Borrowers may also be given by any electronic means, including e-mail, to any electronic address believed by the sender of such notice to be an address of any of the Borrowers, or an officer of any of the Borrowers or legal counsel to the Borrowers.

6. Governing Law; Venue; Waiver of Jury Trial and Exemplary Damages. The provisions of Sections 7.4, 7.5 and 7.6 of the Forbearance Agreement shall apply to this Amendment.

7. Invalid Provisions; Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Amendment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Amendment a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

8. NO DEFENSES OF BORROWERS. Each of the Borrowers stipulates, warrants, represents and agrees that, as of the date of execution of this Amendment, it has no defenses against its obligations to pay any of the Obligations or any other amount due and owing to the Administrative Agent or the Banks pursuant to the Loan Documents. Each of the Borrowers acknowledges, warrants and agrees that, to the best of its knowledge, the Administrative Agent and each Bank have acted in good faith in all respects as to the Loan Documents and this Amendment, and has conducted in a commercially reasonable manner its relationships with the Borrowers in connection with the Loan Documents and this Amendment, and the Borrowers hereby waive and release any claims to the contrary.

9. RELEASE OF CLAIMS. Each of the Borrowers for itself, its successors and assigns and all those at interest therewith (collectively, the “Releasing Parties”), jointly and severally, hereby voluntarily and forever, RELEASE, DISCHARGE AND ACQUIT the Administrative Agent, each Bank, and their respective officers, directors, shareholders, employees, agents, successors, assigns, representatives, affiliates and insurers (sometimes referred to below collectively as the “Released Parties”) and all those at interest therewith of and from any and all claims, causes of action, liabilities, damages, costs (including, without limitation, attorneys’ fees and all costs of court or other proceedings), and losses of every kind or nature at this time known or unknown, direct or indirect, fixed or contingent, which the Releasing Parties have or hereafter may have arising out of any act, occurrence, transaction or omission occurring from the beginning of time to the date of execution of this Amendment if related to the Notes, the Credit Agreement, the Forbearance Agreement or the other Loan Documents (the “Released Claims”), except that (i) the future duties and obligations of the Administrative Agent and the Banks under the Forbearance Agreement (as amended by this Amendment) and the other Loan Documents, and the rights of each Borrower to its funds on deposit with any Bank, shall not be included in the term Released Claims and (ii) the right of the Borrower to require the correction of manifest accounting errors and similar administrative errors shall not be included in the term Released Claims. IT IS THE EXPRESS INTENT OF THE RELEASING PARTIES THAT THE RELEASED CLAIMS SHALL INCLUDE ANY CLAIMS OR CAUSES OF ACTION ARISING FROM OR ATTRIBUTABLE TO THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE RELEASED PARTIES.

10. No Commitment to Renew. By execution of this Amendment, each of the Borrowers warrants and represents to the Administrative Agent and the Banks and agree that there is no commitment of any party for a renewal, extension, or modification of the Credit Agreement, the Notes, the Forbearance Period or this Amendment in the future on any terms whatsoever.

11. Statute of Limitations. The parties hereto agree that the statute of limitations pertaining to the Credit Agreement, the Notes, the other Loan Documents and the documents executed in connection therewith shall be tolled during the Forbearance Period.

12. Ratification. The Borrowers hereby ratify all of their Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party shall continue in full force and effect after giving effect to this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of the Administrative Agent or the Banks created by or contained in any of such documents.

13. No Waiver of Events of Default. The execution of this Amendment shall not be construed as a waiver of any existing Default or Event of Default under the Credit Agreement and the other Loan Documents.

14. Costs; Expenses. In addition to other or similar rights granted in the Credit Agreement and other Loan Documents, the Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Bank incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements and other charges of their respective counsel.

15. Conditions to Effectiveness. This Amendment shall be effective upon the execution and delivery by the Borrowers, the Administrative Agent and the Banks.

16. Counterparts. This Amendment may be executed in a number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mail, facsimile or other electronic means shall be effective as a delivery of a manually executed counterpart of this Amendment.

17. Effect. This Amendment is one of the Loan Documents.

(Signature page follows)

18. ENTIRE AGREEMENT. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

IN WITNESS WHEREOF, this Amendment is deemed executed effective as of the date first above written.

BORROWERS:

ENERJEX RESOURCES, INC.

By:
Robert G. Watson
Chief Executive Officer

ENERJEX KANSAS, INC.

By:
Robert G. Watson
Chief Executive Officer

WORKING INTEREST, LLC

By:
Robert G. Watson
Chief Executive Officer

BLACK SABLE ENERGY, LLC

By:
Robert G. Watson
Chief Executive Officer

BLACK RAVEN ENERGY, INC.

By:
Robert G. Watson
Chief Executive Officer

ADENA, LLC

By:
Robert G. Watson
Chief Executive Officer

Signature Page to Third Amendment to Forbearance Agreement
(EnerJex Resources, Inc., et al)

ADMINISTRATIVE AGENT AND L/C ISSUER:

TEXAS CAPITAL BANK, N.A.,
as Administrative Agent, L/C Issuer and a Bank

By:
Name:
Title:

BANKS:

TEXAS CAPITAL BANK, N.A.,

By:
Name:
Title:

IBERIA BANK

By:
Name:
Title:

Signature Page to Third Amendment to Forbearance Agreement
(EnerJex Resources, Inc., et al)